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                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                      JANUARY 7, 1997 (DECEMBER 20, 1996)
                      -----------------------------------
                Date of Report (Date of earliest event reported)

                                 RENT-WAY, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

        PENNSYLVANIA                   000-22026                 25-1407782
        ------------                   ---------                 ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of corporation)                                        Identification No.)

    3230 WEST LAKE ROAD, ERIE, PENNSYLVANIA                            16505
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   (Address of principal executive offices)                          Zip Code

Registrant's telephone number, including area code:   (814) 836-0618
                                                      --------------

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                                 RENT-WAY, INC.

                                 8-K, Continued

ITEM 5.   Other Events
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The registrant issued the following press release on December 20, 1996:

RENT-WAY SIGNS A LETTER OF INTENT TO ACQUIRE 15-STORE CHAIN

Erie, PA, December 20, 1996 -- Rent-Way, Inc. (NASDAQ-RWAY), today announced it signed a letter of intent to acquire a privately-owned 15 store rental-purchase chain in Michigan with annual revenues of approximately $7.5 million. The purchase price is approximately $6.5 million and no other terms or details of the letter of intent were disclosed. Consummation of the transaction is subject to the completion of due diligence and the preparation of a definitive purchase agreement.

The acquisition would considerably strengthen Rent-Way's penetration in Michigan from 7 to 22 stores, and is in line with the Company's expansion strategy to cluster stores in selected markets.

Prior to this acquisition, Rent-Way operates a chain of 108 rental-purchase stores located in Delaware, Florida, Illinois, Indiana, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania, Virginia and Washington, D.C. The Company rents brand name durable household products such as home entertainment equipment, furniture, and major appliances on a week-to-week or month-to-month basis under full service rental-purchase agreements.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   RENT-WAY, INC.
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                                                    (Registrant)


Date  1/6/97                                /s/  JEFFREY A. CONWAY
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                                                    (Signature)
                                                 JEFFREY A. CONWAY
                                              CHIEF FINANCIAL OFFICER

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